Exhibit 99.1

DANAHER ANNOUNCES RECORD FIRST QUARTER RESULTS

WASHINGTON, D.C., April 17, 2008 — Danaher Corporation (NYSE:DHR) announced today that net earnings from continuing operations for the quarter ended March 28, 2008 were $277 million, or $0.83 per diluted share, as compared to the Company’s 2007 first quarter net earnings from continuing operations of $252 million, or $0.77 per diluted share. Included in the 2008 first quarter earnings per share results were certain non-cash charges related to the acquisition of Tektronix for fair value adjustments to recorded inventory and deferred revenue which reduced net earnings by $19 million or $0.06 per diluted share in the period. Absent these items, adjusted net earnings from continuing operations were $296 million or $0.89 per diluted share, a 15.5% increase over last year’s first quarter diluted earnings per share from continuing operations. Operating profit margins for the first quarter of 2008 were 13.6%. Adjusted operating profit margins, excluding the impact of the non-cash charges related to the acquisition of Tektronix, were 14.5% in the first quarter of 2008.

Revenues for the 2008 first quarter were $3.03 billion, 20% higher than the $2.52 billion reported for the 2007 first quarter. H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “We are pleased to announce another record first quarter. Growth from existing businesses, also known as core revenues, was 2% as continued strength in our Hach-Lange, Fluke, Radiometer and Leica businesses was offset by lower demand in certain of our OEM and consumer-driven operations, primarily in the US. We were encouraged by strong orders during the quarter which gives us confidence in our ability to deliver positive results for the balance of 2008.”

Danaher will discuss its results during its investor conference call today starting at 8:00 a.m. EST. Related presentation materials will also be posted to the Investor section of our website (http://www.danaher.com) prior to the call. To participate in the call, please dial 888-264-8892 or 913-312-0839 and tell the operator that you are dialing in for Danaher’s investor conference call (code 2384639). The webcast of the call and the related presentation materials will be available through the “Investor” section of our website (http://www.danaher.com) until July 17, 2008. You can access the replay by dialing 888-203-1112 or 719-457-0820, and entering access code 2384639.

Danaher Corporation is a leading manufacturer of Professional Instrumentation, Medical Technologies, Industrial Technologies, and Tools and Components (www.danaher.com)

Statements in this release that are not strictly historical, including the statements regarding expectations for the balance of 2008 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, competition, our ability to develop and successfully market new products and technologies, our ability to expand our business in new markets, our ability to identify, consummate and integrate appropriate acquisitions, litigation and other contingent liabilities including intellectual property and environmental matters, our compliance with applicable laws and regulations and changes in applicable laws and regulations, tax audits and changes in our tax rate, currency exchange rates, commodity costs and surcharges, our relationships with and the performance of our channel partners, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, economic and other conditions in the end-markets we sell into, and general domestic and international economic conditions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2007 Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not intend to update any forward-looking statement.

To download a copy of the full earnings report, please go to www.danaher.com.

Please contact:

Andy Wilson

Vice President, Investor Relations

Danaher Corporation

2099 Pennsylvania Avenue

Washington, D.C. 20006

Telephone:	(202) 828-0850
Fax:	(202) 828-0860

DANAHER CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

($ and shares in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 28, 2008	March 30, 2007
Sales	$3,028,874	$2,521,704

Operating costs and expenses:
Cost of sales	1,611,158	1,381,801
Selling, general and administrative expenses	818,390	645,825
Research and development expenses	186,104	123,961

Total operating expenses	2,615,652	2,151,587

Operating profit	413,222	370,117
Interest expense	(40,669)	(27,291)
Interest income	3,522	1,588

Earnings from continuing operations before income taxes	376,075	344,414
Income taxes	(99,570)	(92,798)

Earnings from continuing operations	276,505	251,616
Earnings from discontinued operations, net of income taxes	—	3,188

Net earnings	$276,505	$254,804

Earnings per share from continuing operations:
Basic	$0.87	$0.81

Diluted	$0.83	$0.77

Earnings per share from discontinued operations:
Basic	—	$0.01

Diluted	—	$0.01

Net earnings per share:
Basic	$0.87	$0.82

Diluted	$0.83	$0.78

Average common stock and common equivalent shares outstanding:
Basic	318,803	309,668
Diluted	335,974	327,950

A complete copy of Danaher’s Form 10-Q financial statements is available on the

Company’s website (www.danaher.com).

Danaher Corporation

Supplemental Reconciliation of Diluted Earnings Per Share from Continuing Operations (GAAP) to Adjusted Diluted Earnings Per Share from Continuing Operations (Non-GAAP)

Three Months Ended March 28, 2008 and March 30, 2007

	Three Months Ended
	March 28, 2008	March 30, 2007	% Change
Earnings from Continuing Operations per GAAP	$276,505	$251,616	10.0%

After-tax charges for fair value adjustments to recorded inventory and deferred revenue balances ($26.1 million pre-tax) related to the acquisition of Tektronix	19,161	—

Adjusted Earnings from Continuing Operations (Non-GAAP)	$295,666	$251,616	17.5%

Diluted Earnings Per Share from Continuing Operations per GAAP	$0.83	$0.77	8.0%

After-tax charges for fair value adjustments to recorded inventory and deferred revenue balances ($26.1 million pre-tax) related to the acquisition of Tektronix	0.06	$—

Adjusted Diluted Earnings Per Share from Continuing Operations (Non-GAAP)	$0.89	$0.77	15.5%

Supplemental Reconciliation of Operating Profit Margin from Continuing Operations (GAAP) to Adjusted Operating Profit Margin from Continuing Operations (Non-GAAP)

Three Months Ended March 28, 2008 and March 30, 2007

	Three Months Ended
	March 28, 2008	March 30, 2007
Operating Profit from Continuing Operations per GAAP	$413,222	$370,117
Pre-tax charges for fair value adjustments to recorded inventory and deferred revenue balances ($19.2 million after-tax) related to the acquisition of Tektronix	26,069	—

Adjusted Operating Profit from Continuing Operations (Non-GAAP)	$439,291	$370,117

Sales from Continuing Operations per GAAP	$3,028,874	$2,521,704

Operating Profit Margin from Continuing Operations per GAAP	13.6%	14.7%
Pre-tax charges for fair value adjustments to recorded inventory and deferred revenue balances ($19.2 million after-tax) related to the acquisition of Tektronix	0.9%	—

Adjusted Operating Profit Margin from Continuing Operations (Non-GAAP)	14.5%	14.7%

NOTE: In addition to the results provided in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided the non-GAAP measures of (1) adjusted net earnings from continuing operations for the three months ended March 28, 2008 and adjusted net earnings from continuing operations per diluted share for the three months ended March 28, 2008 on a basis which excludes certain non-cash charges related to the acquisition of Tektronix, Inc. for fair value adjustments to recorded inventory and deferred revenue balances (the “Tektronix non-cash charges”), and compares adjusted net earnings from continuing operations for the three months ended March 28, 2008 to earnings per share from continuing operations for the three months ended March 30, 2007 (collectively, the “adjusted earnings measures”); and (2) adjusted operating profit margins for the three months ended March 28, 2008, on a basis which excludes the Tektronix non-cash charges (“adjusted operating margin” and together with the adjusted earnings measures, the “non-GAAP measures”).

The adjusted earnings measures should be considered in addition to, and not as a replacement for or superior to, net earnings from continuing operations and net earnings from continuing operations per diluted share calculated according to GAAP. Adjusted operating margin should be considered in addition to, and not as a replacement for or superior to, operating profit margin calculated according to GAAP. Danaher’s non-GAAP measures may be defined differently than similar non-GAAP measures that are used by other companies.

Danaher management believes that the non-GAAP measures reflect an additional way of viewing aspects of Danaher’s operations that, when viewed with and reconciled to the corresponding GAAP measure, provide a more complete understanding of Danaher’s performance and helps identify underlying trends in Danaher’s business. The charges related to the Tektronix acquisition have been excluded because acquisition-related charges of this nature and size occur with inconsistent frequency and we believe are not indicative of Danaher’s ongoing operating costs in a given period.

Danaher management references the non-GAAP measure in assessing current performance against prior period performance and against forecasted performance, in forecasting financial results for future periods, and in making decisions about internal budgets, resource allocation and financial goals for its business units. Danaher management believes that the non-GAAP measures help investors and others, if they so choose, in understanding and evaluating Danaher’s current operating performance and future prospects in the same manner as management does. In addition, Danaher believes that analysts and others in the investment community use the non-GAAP measures to assess Danaher’s performance against prior period performance and against forecasted performance, compare Danaher’s performance to the performance of our peer companies, identify trends in Danaher’s performance and provide estimates of future performance.

A general limitation of the non-GAAP measures is that use of the non-GAAP measures (as compared to the related GAAP measure) may reduce comparability with other companies who may calculate similar non-GAAP measures differently. Another limitation of the non-GAAP measures is that they exclude charges that affect Danaher’s operations and that may recur in the course of Danaher’s business (though at times and in amounts that may be difficult to predict). Danaher management compensates, and believes that investors should compensate, for these and other limitations of the non-GAAP measures by also considering Danaher’s financial results as determined in accordance with GAAP.